EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS



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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation in this Registration Statement on Form S-1/A of our report dated January 10, 2014, relating to the financial statements of Fuels, Inc., as of December 31, 2012 and 2011 for the years then ended and the period May 25, 1999 (inception) through December 31, 2012, and to all references to our firm included in this Registration Statement.



/s/ B F Borgers, CPA, PC
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B F Borgers, CPA, PC
Certified Public Accountants
Denver, Colorado
January 27, 2014